UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 349-8451

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On October 27, 2009, Park National Corporation (the “Company” or “Park”) entered into Securities Purchase Agreements with certain institutional investors, pursuant to which Park agreed to sell, in a registered direct public offering, (i) an aggregate of 500,000 common shares, (ii) Series A Common Share Warrants, which are exercisable on or prior to the close of business on April 30, 2010, to purchase up to an aggregate of 250,000 common shares (the “Series A Warrants”), and (iii) Series B Common Share Warrants, which are exercisable on or prior to the closing of business on October 30, 2010, to purchase up to an aggregate of 250,000 common shares (the “Series B Warrants” and, collectively with the Series A Warrants, the “Warrants”) for total gross proceeds of approximately $30.8 million. On October 30, 2009, the Company closed the transactions related to the sale of the 500,000 common shares and the Warrants to the institutional investors. The Company received $27.3 million of the gross proceeds on October 30, 2009, and received the remaining $3.5 million on November 2, 2009.

The registered direct public offering is more fully described in a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2009, to the prospectus filed with the SEC on May 22, 2009, as part of the Company’s Registration Statement on Form S-3ASR (File No. 333-159454) (the “Registration Statement”).

Copies of the Securities Purchase Agreements were attached as Exhibits 10.2 through 10.4 of the Current Report on Form 8-K filed with the SEC on October 28, 2009 at 5:29 pm, Eastern Daylight Savings Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 30, 2009

By: /s/ John W. Kozak
John W. Kozak
Chief Financial Officer

3